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                                                                   EXHIBIT 10.33



20 May 2000

Andrew Smith,
ICE Securities North America LLC,
13/th/ Floor - 645 Madison Ave.,
New York, NY, 10022

Dear Andrew:

Re: Issuance of Warrants - our letter agreement of March 21, 2000 (the "Letter Agreement")

Thank you for hosting our successful marketing and investor tours in Europe this month. You opened doors for us into potentially lucrative accounts, and introduced us to potential institutional investors in London and Geneva.

We believe that these introductions together with the completion of the April 18, 2000 private placement (the "First Placement") have significantly advanced our business and will lead to the Institutional Round as referenced in our Letter Agreement.

In recognition of your services and efforts, we agree to amend item E of the Letter Agreement as follows:

   1. We will issue to you 250,000 of the ICE Warrants following completion of the First Placement.
   2.   We will set the exercise prices for the ICE Warrants as follows:
        a.  $4.50 for 125,000 "A" warrants (estimated Institutional Price)
        b. $3.38 for 62,500 "B" warrants (25% discount to estimated Institutional Price)
        c. $2.25 for 62,500 "C" warrants (50% discount to estimated Institutional Price)
   3. The exercise prices in item 2 above are based on an estimated Institutional Price of $4.50, discounted as provided in the Letter Agreement. If the actual Institutional Price per share of the Institutional Round is different than $4.50, we will amend the prices of these "A", "B", and "C" warrants accordingly.
   4. We will issue the ICE Warrants to ICE Securities, LLC, your wholly-owned broker-dealer in New York.
   5. The issuance of the ICE Warrants and any other securities under the Letter Agreement are subject to compliance with all applicable securities laws.
   6.   All other terms of the Letter Agreement remain unchanged.

All defined terms used in this letter that are not defined herein shall have the meaning ascribed to them in the Letter Agreement.

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Andrew, if this is acceptable to you, please indicate your approval by signing below and returning to me.

Sincerely,



/s/ David W. Rowat,
Vice President and CFO


Agreed:                        /s/ Andrew P. Smith
                ----------------------------------------------------
                Andrew Smith, CEO, ICE Securities North America, LLC